Exhibit 10.A(iii)C

Issuing and Paying Agency Agreement

Ecolab Finance Pty Limited

ACN 082 979 655

and

Perpetual Trustee Company Limited

ACN 000 001 007

F R E E H I L L

H O L L I N G D A L E

& P A G E

MLC Centre Martin Place Sydney New South Wales 2000 Australia

Telephone (02) 9225 5000 Int + (61 2) 9225 5000 Facsimile (02) 9322 4000 DX 361 Sydney

Reference: SMcG:36E

SYDNEY  MELBOURNE  PERTH  CANBERRA  BRISBANE  SINGAPORE  HANOI  HO CHI MINH CITY

CORRESPONDENT OFFICE IN JAKARTA

Liability is limited by the Solicitors Scheme under the Professional Standards Act 1994 (NSW)

Issuing and Paying Agency Agreement

Table of contents

Clause

1 Interpretation

2 Appointment of Agent

3 Delivery of Blank Notes

4 Issue of Notes

5 Form of Notes

6 Information

7 Payment of Matured Notes

8 Warranties

9 Relationship

10 Responsibility

11 Liabilities and Indemnities

12 Fees

13 Notices

14 Assignment

15 Miscellaneous

16 Governing Law, Jurisdiction and Service of Process

17 Counterparts

Schedule 1 - Form of Note

Schedule 2 - Offices of Issuing and Paying Agent

1

This Agreement

is made on 10 July 1998 between the following parties:

1.             Ecolab Finance Pty Limited

ACN 082 979 655

of Level 26, 50 Bridge Street, Sydney, New South Wales

(Issuer)

2.             Perpetual Trustee Company Limited

ACN 000 001 007

of Level 7, 39 Hunter Street, Sydney, New South Wales

(Agent)

Recitals

A.                                   The Issuer proposes to issue from time to time promissory notes (Notes) in accordance with the terms of the Dealer Agreement and this agreement.

B.                                     The Agent has agreed to act as the issuing and paying agent of the Issuer in respect of the Notes upon the terms and conditions set out in this agreement.

The parties agree

in consideration of, among other things, the mutual promises contained in this agreement:

1              Interpretation

1.1                                 The following words have these meanings in this agreement if they commence with a capital letter in the text.

Dealer Agreement means the agreement dated on or about the date of this agreement between the Issuer, Citisecurities Limited (as Arranger) and the Dealers named therein;

Officer means:

(a)                                  in relation to the Agent, a director, secretary or an officer whose title contains the word “manager” or “director” or a person performing the functions of any of them; and

(b)                                 in relation to the Issuer, a director or a secretary, or a person notified to be an authorised officer, of the Issuer.

1.2                                 Unless the context otherwise clearly requires, terms defined in the Dealer Agreement will have the same meaning when used in this agreement.

1.3                                 In this agreement unless the contrary intention appears:

(a)                                  a reference to this agreement or another instrument includes any variation to or replacement of them;

(b)                                 a reference to a statute, ordinance, code or other law includes regulations and other instruments under them and consolidations, amendments, re-writes, re-enactments or replacements of any of them;

(c)                                  the singular includes the plural and vice versa;

(d)                                 the word “person” includes a firm, body corporate, an unincorporated association or an authority;

(e)                                  a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns:

(f)                                    a reference to an accounting term is to be interpreted in accordance with approved accounting standards under the Corporations Law, schedule 5 to the Corporations Regulations and, where not inconsistent with those accounting standards and that schedule, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time;

(g)                                 a reference to any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of persons is a reference to any one or more of them;

(h)                                 a reference to a clause, part or schedule is, unless otherwise specified, a reference to a clause, part or schedule in this agreement;

(i)                                     a capitalised term has the meaning given to it in the Dealer Agreement unless otherwise specified;

(j)                                     no act or omission of the Agent will be regarded as being “wilful” if that act or omission:

(1)                                  is in accordance with the directions of a court;

(2)                                  is otherwise sanctioned by law;

(3)                                  is in accordance with a direction given by the Issuer; or

(4)                                  is solely attributable to a breach by a person, other than the Agent, of a Transaction Document; and

(k)                                  subject to clause 13.1(c), the Agent will only be considered to have knowledge, awareness or notice of a thing, or grounds to believe any thing, by virtue of the officers of the Agent having actual knowledge, actual awareness or actual notice of that thing (and similar references will be interpreted in this way).

1.4                                 Headings are inserted for convenience and do not affect the interpretation of this agreement.

2                                         Appointment of Agent

2.1                                 The Issuer:

(a)                                  appoints the Agent acting through its offices specified in schedule 2 as its issuing and paying agent in connection with the Notes; and

(b)                                 authorises the Agent to take action on its behalf and to exercise the rights, powers and remedies and perform those obligations which are specifically delegated to the Agent by this agreement and such further rights and powers which:

(1)                                  are reasonably incidental to such delegated rights and powers; and

(2)                                  the Issuer and the Agent agree from time to time in writing.

2.2                                 The Agent accepts its appointment under clause 2.1.  The Agent may exercise the rights, remedies, powers and discretions and must perform the obligations (including, if applicable, the exercise of its rights, remedies, powers and discretions) which are specifically delegated to it by this agreement.

2.3                                 The Agent acknowledges receipt of executed copies of the Dealer Agreement.

2.4                                 The Issuer agrees to do all such things necessary to enable the Agent to lodge and deal with the Notes on behalf of the Issuer in the Austraclear System.

3                                         Delivery of Blank Notes

3.1                                 To enable the Agent to perform its obligations under this agreement, the Issuer must ensure that, at all times, the Agent is supplied with sufficient blank Notes signed by an Officer of the Issuer (or which may be signed by an Officer of the Agent in accordance with the provisions of clause 4.3(b) and clause 5.2), to the office of the Agent agreed from time to time to perform its obligations under this agreement.

3.2                                 The Agent shall hold for the Issuer and maintain in safe custody all blank Notes in its possession under this agreement and must ensure that those Notes are only completed, signed (if required) and delivered in accordance with this agreement.

3.3                                 The Agent will notify the Issuer promptly when it considers further quantities of Notes are required.

3.4                                 If requested in writing by the Issuer, the Agent must return to the Issuer or cancel and destroy any or all blank Notes held by it.

4                                         Issue of Notes

4.1                                 The Issuer must by 10.30 am (Sydney time) on an Issue Date give notice to the Agent by telephone, (to be promptly confirmed by facsimile), of the aggregate face value of Notes to be issued on that Issue Date, specifying in relation to those Notes:

(a)                                  the Issue Date;

(b)                                 the Maturity Date(s);

(c)                                  the denomination(s);

(d)                                 the identify of the persons purchasing each Note and the delivery instructions relating to each Note;

(e)                                  the aggregate Purchase Price payable by each purchaser; and

(f)                                    the details of the bank account or Austraclear System account to which the aggregate Purchase Price is to be credited in accordance with clause 4.5.

4.2                                 The Issuer must ensure that the aggregate face amounts of Outstanding Notes at any one time must not exceed the Facility Limit (or such other amount agreed pursuant to the Dealer Agreement).

4.3                                 Each notice pursuant to clause 4.1 constitutes an instruction by the Issuer to the Agent to:

(a)                                  complete each Note in accordance with the details specified in the notice by the insertion in the appropriate places on the face of the Note:

(1)                                  the relevant Issue Date;

(2)                                  the Maturity Date of the Note;

(3)                                  the face amount of the Note and the detail set out in such Note;

(4)                                  the serial number; and

(b)                                 if the Notes have not been signed for the Issuer by one of its Officers, cause each such Note to be signed by a duly authorised signatory in accordance with clause 5.2; and

(c)                                  deliver each Note on its Issue Date to the person entitled to the Note in accordance with clause 4.4 or, if applicable, into the Austraclear System for crediting to the account of the person entitled to the Note.

4.4                                 Each Note shall be delivered by the Agent in accordance with the delivery instructions given in relation to that Note pursuant to clause 4.1(d) against payment of the relevant purchase price, unless the Agent has received prior written notice from the Issuer that the issue of that Note has been cancelled in accordance with the terms of the Dealer Agreement (whether due to the failure of a condition precedent or otherwise) in which case the Agent shall not issue that Note and, ‘if the Note has been completed pursuant to clause 4.3(a) prior to the receipt of that notice, the Agent shall cancel and destroy that Note.

4.5                                 (a)                                  Subject to clause 7.3, the Agent shall transfer (to the account nominated by the Issuer pursuant to clause 4.1(f)) for value on each Issue Date an amount in immediately available funds equal to the aggregate Purchase Price for the Notes issued on that Issue Date.

(b)                                 If for any reason whatsoever (other than the fraud, wilful misconduct or gross negligence of the Agent or its officers, agents or employees) there is a shortfall in the amount which should have been paid to the Agent by or on behalf of any Dealer or any other person on any Issue Date, and the Agent has already paid that amount to the Issuer pursuant to clause 4.5(a) in the belief that it has received or would receive the full amount (and for the avoidance of any doubt the Agent shall have no obligation to make such payment to the extent that it has not received sufficient cleared funds in order to do so), then the Issuer shall be obliged to reimburse the Agent for such shortfall as soon as is practicable after notification to the Issuer of that fact and until reimbursement, the Agent shall hold the Notes corresponding to such shortfall for its own account.  The Issuer shall pay the Agent interest for the period from and including that Issue Date up to but excluding the Business Day upon which the Agent receives such reimbursement on an amount equal to the shortfall calculated on a 365 day year basis and compounded daily at a variable interest rate equal to the average 90 day

Bank Bill Swap Reference Rate as published in the financial press from time to time (or the rate which replaces it) plus a margin of 1.00% per annum.  Upon such reimbursement the Agent shall procure the cancellation of the relevant Note.

4.6                                 If the Agent receives an application from any person for the issue of a replacement Note to replace a Note which that person certifies has been lost, stolen, mutilated, defaced or destroyed and that person has:

(a)                                  paid any costs incurred in connection with the issue of that replacement Note;

(b)                                 specified:

(1)                                  that the replacement Note should be delivered, at the risk of that person, by mailing it (first call uninsured postage prepaid) to a nominated addressee and address; or

(2)                                  that the replacement Note will be collected by or on behalf of the person; and

(c)                                  either surrendered the Note to be replaced or, where such person specifies that such Note has been lost, stolen or destroyed, provided evidence and an indemnity satisfactory to the Issuer and the Agent in their absolute discretion;

then the Agent shall:

(d)                                 complete a replacement Note with a new serial number but otherwise as an exact replacement for the Note to be replaced; and

(e)                                  if the Notes have not been signed for the Issuer by one of its Officers, cause that replacement Note to be signed by a duly authorised signatory in accordance with clause 5.2;

(f)                                    deliver that replacement Note in the manner specified pursuant to clause 4.6(b); and

(g)                                 cancel and destroy any Note surrendered to it pursuant to clause 4.6(c).

4.7                                 The Agent must keep a full and complete record of all Notes and of their redemption, payment cancellation and destruction (as the case may be) and make such records available at reasonable times to the Issuer.

5                                         Form of Notes

5.1           Each Note shall:

(a)                                  unless otherwise provided in the Dealer Agreement, be substantially in the form set out in schedule 1; and

(b)                                 comply with the provisions of the Dealer Agreement: and

(c)                                  be completed, signed and delivered as provided in clause 4.3.

5.2                                 Each Note to be issued by the Issuer shall (unless the Issuer has elected by prior written notice to the Agent) be signed for and on behalf of the Issuer by an Officer of the Agent in accordance with the Agent’s normal procedures as advised by the

Agent to the Issuer at the Issuer’s request from time to time.  The Issuer may, by notice in writing to the Agent at any time, elect to execute the Notes by one of its Officers.  The Issuer appoints the Agent and every Officer of the Agent who is appointed and empowered by the Agent for the purposes of this clause 5.2 severally as its true and lawful attorneys to sign Notes on its behalf in accordance with this clause 5.2.  Any such signature may be written, or by a facsimile or stamp of the signature.  No Note shall be signed except as contemplated under this clause 5.2.  The Issuer agrees to ratify and confirm anything done by any such attorneys pursuant to exercise of their power to sign as attorneys of the Issuer.

6                                         Information

6.1                                 Within 3 Business Days after an Issue Date the Agent shall notify the Issuer of the serial numbers of the Notes completed, signed and delivered by the Agent on the Issue Date, the aggregate face amount of such Notes and the Maturity Date of each of those Notes.

6.2                                 Within 3 Business Days after the issue of a replacement Note pursuant to clause 4.6 the Agent shall notify the Issuer of the issue of that replacement Note, its serial number, the serial number (if known) of the Note which it replaces and, if applicable, the destruction of the Note being replaced.

7                                         Payment of Matured Notes

7.1                                 Subject to clause 7.3, the Issuer shall, not later than 1.00 pm (Sydney time) on every Maturity Date, transfer, or procure the transfer of, the total amount required in immediately available funds for the payment in full of all Notes becoming due on the Maturity Date to the account of the Agent which the Agent designates by notice to the Issuer.

7.2                                 Subject to clause 7.3, if requested by the Agent the Issuer shall:

(a)                                  on or before the Business Day immediately prior to each Maturity Date advise the Agent (by sending to the Agent a confirmation of its payment instructions) of the bank through which the transfer of the total amount required for the payment in full of all Notes becoming due on the Maturity Date is to be made; and

(b)                                 procure its nominated bank to send to the Agent a facsimile, not later than 1.00 pm (Sydney time) on each Maturity Date. irrevocably confirming that it has made that payment.

7.3                                 Where Notes (“new Notes”) are to be issued on the Maturity Date of any Outstanding Notes (“old Notes”), the Agent must apply the aggregate Purchase Price of the new Notes in or towards payment of the old Notes in accordance with clause 7.4.  If the aggregate Purchase Price for the new Notes will be insufficient for payment in full of all old Notes becoming due on that Maturity Date, the Issuer shall pay the shortfall to the Agent as specified in clauses 7.1 and 7.2.  Nothing in this clause 7.3 shall affect the obligations of the Issuer to ensure that the Agent receives or holds sufficient funds to pay each Note on its Maturity Date and if for any reason the provisions of this clause 7.3 cannot be given effect to in whole or in part, the Agent shall notify the Issuer as soon as practicable and the Issuer shall immediately pay to the Agent the amount required for payment in full of all old Notes becoming due on that Maturity Date.

7.4                                 Subject to the following provisions of this part 7, the Agent will pay the face amount of each Note which is presented to it as paying agent on or after the Note’s Maturity Date.  Unless the full amount required for such payment has been received by the Agent from the Issuer, the Agent shall not be bound to make that payment.

7.5                                 If the Agent has not received the total amount required for the payment in full of all Notes becoming due on a Maturity Date it shall promptly notify the Issuer and the Dealers on that Maturity Date.  If the Agent subsequently receives that amount, but without in any way limiting the obligations of the Issuer under clauses 7.1 to 7.4, the Agent will make payment of the amount received as specified in clause 7.4.

7.6                                 Unless otherwise notified by the Issuer, the Agent may assume that it has received the total amount required for the payment in full of all Notes becoming due on a particular Maturity Date and in reliance upon such assumption may (but is not obliged to) proceed to make payment as provided in clause 7.4.  If the Agent has not received the full amount by close of business on the Maturity Date (taking account of any subsequent reversal of credit entries with back-valued effect), the Issuer must pay to the Agent interest, for the period from and including that Maturity Date up to but excluding the Business Day on which the Agent receives that amount, on the shortfall paid by the Agent pursuant to clause 7.4 calculated daily on a 365 day year basis and compounded daily at the average 90 day Bank Bill Swap Reference Rate as published in the financial press from time to time (or the rate which replaces it) plus a margin of 1.00% per annum. Such interest shall be compounded daily.

7.7                                 The Agent shall be entitled to deduct from all payments to holders of Notes any amounts which it is required to deduct by any applicable law but shall otherwise make all payments to holders of Notes without any set-off or deduction.

7.8                                 Moneys paid to the Agent by the Issuer pursuant to clause 7.1 and not paid against presentation of the relevant Notes within 3 Business Days after the Maturity Date of those Notes shall be placed at call on interest bearing deposit by the Agent with a financial institution approved by the Issuer at an interest rate and on conditions usual for deposits of that size and term. The Issuer is entitled to all interest on the unclaimed moneys and the Agent must pay such interest to the Issuer upon receipt by the Agent. Moneys not paid against presentation of the relevant Notes after the sixth anniversary of their Maturity Date shall be repaid with any accrued but unpaid interest to the Issuer.

7.9                                 The Agent must cancel and destroy each Note presented for payment and paid in full.

8                                         Warranties

8.1           Each party represents and warrants that:

(a)                                  incorporation: it is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)                                 corporate power: it has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c)                                  authority:  it has full power and authority to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto;

(d)                                 authorisations:  it has taken all necessary action to authorise the execution, delivery and performance of the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto in accordance with their terms;

(e)                                  binding obligations: the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to laws generally affecting creditors’ rights and to principles of equity;

(f)                                    nature of obligations:  its payment obligations under the Transaction Documents to which it is expressed to be a party or is stated to have payment obligations with respect thereto constitute direct, unconditional and unsecured obligations ranking pari passu with all of its other unsecured and unsubordinated payment obligations except payment obligations preferred by mandatory operation of law;

(g)                                 transaction permitted: the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto do not and will not violate:

(1)                                  any law, regulation, authorisation, ruling, consent, judgment, order or decree of any Governmental Agency;

(2)                                  its memorandum and articles of association or other constituent documents.

8.2                                 These warranties are taken to be also made on each Issue Date and Maturity Date.

9                                         Relationship

9.1                                 The Agent must do all things required of the Agent in the Transaction Documents, but otherwise has no obligations except those expressly set out or referred to in this agreement.

9.2                                 Subject to the other terms of this agreement, the Agent must act in accordance with any procedures agreed between the Agent and the Issuer in exercising its rights, powers and discretions under this agreement.

9.3                                 In the absence of instructions from the Issuer, the Agent may exercise its rights, powers and discretions as it sees fit provided it does so in good faith. Except where this agreement otherwise expressly specifies the Agent need not consult with the Issuer before exercising a right, power or discretion under this agreement.

9.4                                 Save as expressly provided for in this agreement, the Agent is not a trustee for the benefit of the Issuer, a bearer of a Note or any other person.

9.5                                 The Agent may rely on any communication or instrument reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person, and may rely as to legal or other professional matters on opinions and statement of any legal or professional advisers selected or approved by it.

9.6                                 The Agent may employ agents and attorneys.

9.7                                 The Issuer must ensure, and the Agent, except in matters purely within its own knowledge has no responsibility for ensuring, that the issue of, and observance of obligations under, a  Note complies with all applicable laws and regulations and that all authorisations necessary for the issue of, and observance of obligations under, a Note are obtained and maintained in full force.

9.8                                 The Agent shall (except as ordered by a court of competent jurisdiction or as required by law and notwithstanding any notice to the contrary) be entitled to treat the bearer of a Note as the absolute owner of that Note and shall not be liable for doing so except to the extent that the Agent, its officers, employees or agents are guilty of gross negligence, wilful misconduct, fraud or breach of contract.

9.9                                 Notwithstanding any other provision of this agreement the Agent shall be entitled not to act upon any instructions from the Issuer if and for so long as it is impossible for the Agent to act upon those instructions due to causes beyond its control (but not occasioned by the gross negligence, wilful misconduct, fraud or breach of contract of the Agent ) including, but not limited to, civil war, insurrections, riots, fires, floods, explosions, earthquakes, acts of God or the public enemy, labour disputes and any statute, order, regulation, proclamation, ordinance, demand or requirement of any governmental agency imposed after the date of this agreement. The Agent shall notify the Issuer as soon as possible after it has in its sole and absolute discretion determined that it is unable to act on any instructions as a result of any such impossibility and the Issuer may at any time after receipt of such a notice from the Agent and for so long as that impossibility continues, by notice to the Agent terminate this agreement with immediate effect. The Agent will have no responsibility or liability whatsoever for any loss or expense suffered by the Issuer as a result of the Agent not so acting for the period during which that impossibility continues. Unless this agreement has been terminated, the Agent shall take all reasonable steps to avoid or remove the causes of non-performance and promptly resume performance under this agreement when the causes are removed.

9.10                           The Agent may resign its appointment under this agreement and the Issuer may terminate the appointment of the Agent under this agreement at any time by giving not less than 30 days’ written notice to that effect to the Issuer or the Agent respectively. The resignation or termination shall not be effective:

(a)                                  until a successor is appointed in accordance with this part 9; or

(b)                                 in respect of any Note issued on or before the date upon which such resignation otherwise becomes effective nor shall the resignation be effective in respect of any replacement Note issued in replacement for any such Note.

The Issuer shall ensure that there is at all times an issuing and paying agent in respect of the Notes.

9.11                           If the Agent resigns or is removed, the Issuer shall, before the fifth Business Day prior to the expiry of the Agent’s notice of resignation, appoint a successor to the

Agent, such appointment to take effect upon expiry of the retiring Agent’s notice period.

9.12                           If a successor to the Agent is appointed under this agreement, then the retiring Agent shall:

(a)                                  except to the extent required by it in connection with any Notes in respect of which its resignation is not effective or, in the case of money which it is entitled to retain for its own account, deliver to the new Agent all blank Notes, records and money held by it in its capacity as the Agent under this agreement; and

(b)                                 except to the extent otherwise expressly specified in this agreement, be released from its obligations under this agreement but shall remain entitled to the benefit of the provisions of this part 9, and its successor and the Issuer shall have the same rights and obligations between themselves as they would have had if the successor had been a party to this agreement.

10                                  Responsibility

10.1                           Dealings by the Agent

The Agent and any related body corporate of the Agent may:

(a)                                  subscribe for Notes or purchase, hold, deal in or dispose with Notes;

(b)                                 at any time:

(1)                                  contract with;

(2)                                  act in any capacity as a representative or agent for;

(3)                                  enter into any financial, banking, agency or other transaction with,

any Holder, the Issuer, any Dealer, the Guarantor or the Arranger, or

(c)                                  be interested in any contract or transaction referred to in clause 10.1(b),

and is not liable to account to any other person for any profits or benefits (including, without limitation, bank charges, commission, exchange, brokerage and fees) derived in connection with any such contract or transaction.

10.2                           Issuer’s Obligation

The Agent shall not be responsible or in any way liable for the performance by the Issuer of its obligations under any Transaction Document or for enforcement of those obligations.

10.3                           Austraclear

The Agent shall not be responsible or in any way liable for the performance by Austraclear of any of its obligations in connection with the Notes or for the enforcement of those obligations.

11                                  Liabilities and Indemnities

11.1                           Neither the Agent nor any of its officers, employees or agents shall be liable for any act or omission under this agreement except to the extent that the Agent, its officers, employees or agents are guilty of negligence, wilful misconduct, fraud or breach of contract.  Neither the Agent nor its officers, employees or agents shall be required to ascertain whether any issuance or sale of Notes has been duly authorised or is in compliance with any agreement to which the Issuer is a party (including without limitation the Dealer Agreement), except this agreement.

11.2                           The Issuer takes sole responsibility and risk for the standard of printing and all other aspects relating to the quality of the Notes.

11.3                           The Issuer shall pay or reimburse the Agent on demand for:

(a)                                  the reasonable costs, charges and expenses of the Agent in connection with the negotiation, preparation, execution, stamping, registration and completion of this agreement; and

(b)                                 the reasonable costs, charges and expenses of the Agent in connection with any consent, approval, exercise of rights, waiver, variation, release or discharge in accordance with this agreement; and

(c)                                  the costs, charges and expenses of the Agent in connection with the enforcement, or preservation of any rights under this agreement (including, without limitation, any expenses incurred in retaining any independent consultant or other person to evaluate any matter of reasonable concern and its administration costs in connection with those events); and

(d)                                 Taxes, stamp duties, registration fees and other duties and fines and penalties in respect of any of them, which may be payable or determined to be payable in connection with this agreement or a payment or receipt or any other transaction contemplated by this agreement, including in each case, without limitation, legal costs and expenses on a full indemnity basis.

11.4                           Issuer’s indemnity

Subject to clause 11.7, the Issuer indemnifies and holds harmless the Agent on demand against any losses, liabilities, costs, expenses, claims, actions or demands which the Agent may incur directly or indirectly or which may be made against the Agent in connection with its appointment or the exercise of the powers, discretions and authorities and performance of the duties of the Agent under this deed (including those losses, liabilities, costs, expenses, claims, actions or demands arising because of any payment or failure to make any payment contemplated by this agreement or because of reliance in good faith on telephone or facsimile instructions originating or purporting to originate from the offices of the Issuer or to be given by an Officer of the Issuer) except to the extent that any losses, liabilities, costs, expenses, claims, actions or demands result from the Agent’s own negligence, fraud or wilful default under this deed or from the negligence, fraud or wilful default of the Agent’s officers, employees or agents.

11.5                           Issuer’s control of defence

If any claim, action or demand is made against the Agent, in respect of which indemnity may be sought from the Issuer under clause 11.4, the Agent must promptly notify the Issuer in writing and the Issuer may assume the defence of that claim, action or demand including the employment of legal advisers to whom the Agent must have no reasonable objection, subject to the payment by the Issuer of all expenses.

11.6                           Separate representation

The Agent may employ separate legal advisers in, and defend, or participate in the defence of, any such action where the Issuer assumes responsibility under clause 11.5, but the fees and expenses of those legal advisers must be borne by the Agent unless the Issuer has failed to assume the defence and employ legal advisers for that purpose.

11.7                           Limit on Issuer’s indemnity

The Issuer is not liable to indemnify the Agent for any settlement of any claim, action or demand made without the consent of the Issuer.

11.8                           Agent’s indemnity

Subject to clause 11.11, the Agent indemnifies and holds harmless the Issuer on demand against all losses, liabilities, costs, expenses, claims, actions or demands which the Issuer may incur directly or indirectly or which may be made against the Issuer in connection with the Agent’s breach of its obligations under this deed or any negligence, wilful default or fraud of the Agent in the performance of its duties under this deed except to the extent that any losses, liabilities, costs, expenses, claims, actions or demands result from the Issuer’s own negligence, fraud or wilful default or from the negligence, fraud or wilful default of the Issuer’s officer, employees or agents.

11.9                           Agent’s control of defence

If any claim, action or demand is made against the Issuer, in respect of which indemnity may be sought from the Agent under clause 11.8, the Issuer must promptly notify the Agent in writing and the Agent may assume the defence to that claim, action or demand including the employment of legal advisers to whom the Issuer must have no reasonable objection, subject to the payment by the Agent of all expenses.

11.10                     Separate representation

The Issuer may employ separate legal advisers in, and defend, or participate in the defence of, any such action where the Agent assumes responsibility under clause 11.9, but the fees and expenses of those legal advisers must be borne by the Issuer unless the Agent has failed to assume the defence and employ legal advisers for that purpose.

11.11                     Limit on Agent’s indemnity

The Agent is not liable to indemnify the Issuer for any settlement of any claim, action or demand made without the consent of the Agent.

12                                  Fees

The Issuer shall pay to the Agent the fees set out in a letter dated on or around today’s date between the Issuer and the Agent.

13                                  Notices

13.1                           Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to any Transaction Document:

(a)                                  must be in legible writing and in English addressed as shown below:

(1)                                  if to the Issuer:

Address:                                               Ecolab Inc.

N/6 Ecolab Centre

370 North Wabasha Street

Saint Paul Minnesota 55102 USA

Attention:                                         Manager, Corporate Finance

Facsimile:                                            0011 1 612 293 2379;

with a copy to:

Address:                                               Ecolab Pty Ltd

6 Hudson Avenue

Castle Hill NSW 2154

Attention:                                         Finance Director

Facsimile:                                            (02) 9899 3105:

(2)                                  if to the Agent:

Address:                                               Level 3

39 Hunter Street

SYDNEY NSW 2000

Attention:                                         Manager, Securitisation

Facsimile:                                            9221 7870,

or as specified to the sender by any party by notice;

(b)                                 where the sender is a company, must be signed by an Officer or under the common seal of the sender;

(c)                                  is regarded as being given by the sender and received by the addressee:

(1)                                  if by delivery in person, when delivered to the addressee;

(2)                                  if by post, 3 Business Days (or 5 Business Days if addressed to another country) from and including the date of postage/on delivery to the addressee; or

(3)                                  if by facsimile transmission, on production of a facsimile transmission report from the machine from which the facsimile was sent confirming that the facsimile has been sent in its entirety to the facsimile number of the intended recipient, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time) it is regarded as received at 9.00 am on the following Business Day; and

(d)                                 can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

13.2                           In clause 13.1, a reference to an addressee includes a reference to an addressee’s Officers, agents or employees or any person reasonably believed by the sender to be an Officer, agent or employee of the addressee.

14                                  Assignment

No party to this agreement may assign its rights under this agreement unless agreed to in writing by all parties which consent must not be unreasonably withheld.

15                                  Miscellaneous

15.1                           A certificate signed by the Agent or its solicitors about a sum payable to the Agent in connection with this agreement is prima facie evidence of the amount stated in it.

15.2                           The Agent may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Agent does not prevent a further exercise of that or of any other right, power or remedy. Failure by the Agent to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

15.3                           A provision of or a right created under this agreement may not be waived or varied except in writing.

15.4                           Any present or future legislation which operates to vary an obligation, right, power or remedy of a person in connection with this agreement is excluded except to the extent that its exclusions prohibited or rendered ineffective by law.

15.5                           The Agent may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

15.6                           The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

15.7                           Each indemnity in this agreement is separate and independent from the other obligations of the Issuer and the Agent and survives termination of this agreement or termination of the Agent’s appointment as Agent.

15.8                           Time is of the essence of this agreement in respect of an obligation to pay money.

16                                  Governing Law, Jurisdiction and Service of Process

16.1                           The agreement is governed by the law in force in the Australian Capital Territory.

16.2                           Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

16.3                           Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under part 12.

17                                  Counterparts

The agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

Schedule 1 - Form of Note

[Front of Promissory Note]

Serial No:

Issue Date:

Maturity Date:

Ecolab Finance Pty Limited

ACN [                 ]

[                 ]

[                 ]

[                 ]

Sydney NSW 2000

AUSTRALIA

promises to pay the bearer the sum of

on the                                 day of                                               19               fixed upon presentation and surrender of this Promissory Note.

This Promissory Note may have the benefit of a Deed of Guarantee and Negative Pledge by Ecolab Inc. dated          July 1998.

Payable at the offices of: [            ]

at the following address: [            ]

For and on behalf of Ecolab Finance Pty Limited

Authorised Officer or Attorney

[On reverse of Note]

The undersigned acknowledges that this Promissory Note was surrendered for payment on and payment was received in full.

For and on behalf of:

Full Name

Address

Authorised Signatory

Tax File Number (Optional)

Schedule 2 - Offices of Issuing and Paying Agent

Perpetual Trustee Company Limited

Level 3

39 Hunter Street

Sydney NSW 2000

Attention:	Manager, Securitisation
Telephone:	9229 9000
Fax:	9221 7870

Executed as an agreement in Canberra:

Signed for

Ecolab Finance Pty Limited

by its attorney in the presence of:

/s/ Rachael Lewis	/s/ Thomas Francis Meagher
Witness	Attorney
RACHAEL LEWIS Solicitor, A.C.T.	THOMAS FRANCIS MEAGHER SOLICITOR
Name (please print)	Name (please print)

Signed for

Perpetual Trustee Company Limited

by its attorney in the presence of:

/s/ Vanessa Bond	/s/ Timothy Castle
Witness	Attorney
VANESSA BOND	TIMOTHY CASTLE
Name (please print)	Name (please print)